EXHIBIT 99.1

SMTC Reports First Quarter Fiscal 2016 Results

TORONTO, May 05, 2016 (GLOBE NEWSWIRE) -- SMTC Corporation (Nasdaq:SMTX), a global electronics manufacturing services provider, today announced first quarter 2016 unaudited results.

First Quarter Fiscal 2016 Results Summary:

  Revenue of $41.9 million
  Gross Profit of $4.9 million
  Net Income of $1.0 million
  Adjusted EBITDA of $1.4 million
  Debt, net of cash of $13.1 million

Revenue for the first quarter was $41.9 million compared to $48.7 million in the first quarter of prior year. The decreased revenue was due to reduced volumes from certain existing customers and delay in program ramps from new customers. This was partially offset by increased revenues from new and existing customers.

Despite the revenue decrease year over year, adjusted EBITDA was at $1.4 million for the first quarter of each year.

Net income was $1.0 million for the quarter compared to a net loss of $(0.4) million for the first quarter in prior year.  When excluding the impact of unrealized foreign exchange gain of $1.0 million on unsettled forward exchange contracts in the first quarter, net income was nil.  When excluding the impact of unrealized foreign exchange loss of $0.3 million on unsettled forward exchange contracts in the first quarter of prior year, net loss was $(0.1) million.

Chief Executive Officer Sushil Dhiman stated “As I stated in the prior earnings call, we anticipated a reduction in revenue this quarter as a result of seasonality and new product ramp delays.  While we anticipate sequential growth in revenue from our first quarter results, our full year 2016 revenue could decrease 3% - 6% from 2015 revenue levels.  With continued improvements in efficiencies and cost controls, we expect annual Adjusted EBITDA to increase year over year.”

Non-GAAP information

Adjusted EBITDA, Adjusted Gross Profit and Adjusted Gross Profit percentage are non-GAAP measures.  Adjusted EBITDA is computed as net income (loss) from continuing operations excluding depreciation and amortization, restructuring charges, unrealized foreign exchange gains/losses on unsettled forward foreign exchange contracts, stock based compensation, interest and income tax expense.  SMTC Corporation has provided in this release a non-GAAP calculation of Adjusted EBITDA as supplemental information regarding the operational performance of SMTC’s core business. A reconciliation of Adjusted EBITDA to net earnings (loss) is included in the attachment.  Adjusted Gross Profit is computed as gross profit excluding unrealized gains or losses on unsettled forward foreign exchange contracts.  Adjusted Gross Profit percentage is computed as Adjusted Gross Profit divided by revenue.  A reconciliation of Adjusted Gross Profit to gross profit is included in the attachment. Management uses these non-GAAP financial measures internally in analyzing SMTC’s financial results to assess operational performance and liquidity as well as to provide a consistent method of comparison to historical periods and to the performance of competitors and peer group companies.  SMTC believes that these non-GAAP financial measures are useful for management and investors in assessing SMTC’s performance and when planning, forecasting and analyzing future periods.  SMTC believes these non-GAAP financial measures are useful to investors because it allows for greater transparency with respect to key financial metrics we use in making operating decisions and because investors and analysts use it to help assess the health of our business.  Non-GAAP measures are subject to limitations as these measures are not in accordance with, or an alternative for, United States Generally Accepted Accounting Principles (US GAAP) and may be different from non-GAAP measures used by other companies. Because of these limitations, investors should consider Adjusted EBITDA, Adjusted Gross Profit and Adjusted Gross Profit percentage along with other financial performance measures, including revenue, gross profit and net income (loss), as reflected in SMTC’s consolidated financial statements prepared in accordance with US GAAP.

Note for Investors: The statements contained in this release that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as "believes," "expect," "may," "should," "would," "will," "intends," "plans," "estimates," "anticipates" and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers' products and changes in customers' product sources, competition in the EMS industry, component shortages, and others risks and uncertainties discussed in SMTC's most recent filings with the SEC. The forward-looking statements contained in this release are made as of the date hereof and SMTC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

About SMTC Corporation: SMTC Corporation, founded in 1985, is a mid-size provider of end-to-end electronics manufacturing services (EMS) including PCBA production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC manufacturing facilities span a broad footprint in the United States, China and Mexico, with approximately 1,170 employees. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services with a distinctive approach to global original equipment manufacturers (OEMs) and emerging technology companies primarily within industrial, computing and communication market segments. SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX. For further information on SMTC Corporation, please visit our website at www.smtc.com (http://www.smtc.com/).

Consolidated Balance Sheets
(Unaudited)

(Expressed in thousands of U.S. dollars)	April 3, 2016	January 3, 2016
Assets

Current assets:
Cash	$2,076	$6,099
Restricted Cash	695	805
Accounts receivable - net	26,751	29,885
Inventories	25,420	25,877
Prepaid expenses and other assets	1,960	1,983
Derivative assets	67	-
Income taxes receivable	337	461
Deferred income taxes - net	398	352
	57,704	65,462
Property, plant and equipment - net	16,012	16,443
Deferred financing costs - net	59	68
	$73,775	$81,973
Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable	$25,453	$31,045
Accrued liabilities	4,361	5,562
Derivative liabilities	1,108	2,087
Income taxes payable	341	502
Revolving credit facility	9,773	10,721
Current portion of long-term debt	1,000	1,000
Current portion of capital lease obligations	548	538
	42,584	51,455

Long-term debt	3,750	4,000
Capital lease obligations	82	222

Shareholders’ equity:
Capital stock	391	391
Additional paid-in capital	264,601	264,505
Deficit	(237,633)	(238,600)
	27,359	26,296
	$73,775	$81,973

Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
	Three months ended

(Expressed in thousands of U.S. dollars, except number of shares and per share amounts)	April 3, 2016	March 29, 2015

Revenue	$41,920	$48,714
Cost of sales	37,040	45,086
Gross profit	4,880	3,628
Selling, general and administrative expenses	3,553	3,665
Restructuring charges	176	-
Gain on disposal of property, plant and equipment	(5)	-
Operating Income (loss)	1,156	(37)
Interest expense	231	310
Income (loss) before income taxes	925	(347)
Income tax expense (recovery)
Current	4	172
Deferred	(46)	(95)
	(42)	77
Net Income (loss), and comprehensive income (loss)	$967	$(424)

Basic earnings (loss) per share	$0.06	$(0.03)
Diluted earnings (loss) per share	$0.06	$(0.03)

Weighted average number of shares outstanding
Basic	16,485,883	16,417,276
Diluted	17,524,552	16,417,276

Consolidated Statements of Cash Flows
(Unaudited)
	Three months ended
(Expressed in thousands of U.S. dollars)
Cash provided by (used in):	April 3, 2016	March 29, 2015
Operations:
Net Income (loss)	$967	$(424)
Items not involving cash:
Depreciation	1,000	1,026
Unrealized (gain) loss on derivative financial instrument	(1,046)	318
Gain on disposal of property, plant and equipment	(5)	-
Deferred income taxes	(46)	(95)
Amortization of deferred financing fees	9	8
Stock-based compensation	96	90
Change in non-cash operating working capital:
Accounts receivable	3,134	4,964
Inventories	457	(3,216)
Prepaid expenses	23	48
Income taxes recoverable	(37)	(16)
Accounts payable	(5,674)	(1,286)
Accrued liabilities	(1,180)	355
	(2,302)	1,772
Financing:
Net repayment of revolving credit facility	(948)	(1,239)
Repayment of long-term debt	(250)	-
Principal repayment of capital lease obligations	(130)	(357)
	(1,328)	(1,596)
Investing:
Restricted cash	110	-
Purchase of property, plant and equipment	(572)	(451)
Proceeds from sale of property, plant and equipment	69	-
	(393)	(451)
Decrease in cash	(4,023)	(275)
Cash, beginning of period	6,099	5,447
Cash, end of the period	$2,076	$5,172

Supplementary Information:

Reconciliation of Adjusted EBITDA

	Three months ended
	April 3, 2016	March 29, 2015

Net income (loss)	967	(424)
Add:
Stock Compensation Expense	96	90
Interest	231	310
Unrealized (gain)/loss on derivative instrument	(1,046)	318
Income tax expense (recovery)	(42)	77
Depreciation	1,000	1,026
Restructuring charges	176	-
Adjusted EBITDA	1,382	1,397

Supplementary Information:

Reconciliation of Adjusted gross profit

	Three months ended
	April 3, 2016	March 29, 2015

Gross profit	4,880	3,628
Add (deduct):
Unrealized (gain)/loss on derivative instrument	(1,046)	318
Adjusted gross profit	3,834	3,946

Investor Relations Information:
Blair McInnis
Corporate Controller
Telephone: (905) 413.1222
Email: blair.mcinnis@smtc.com

Public Relations Information:
Tom Reilly
Director of Marketing
Telephone: (905) 413.1188
Email: publicrelations@smtc.com